Exhibit 3.59

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LAVA TRADEMARK HOLDING COMPANY LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWELFTH DAY OF MAY, A.D. 2000, AT 4:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

/s/ Harriet Smith Windsor
	[SEAL]	Harriet Smith Windsor, Secretary of State

3228520 8100H		AUTHENTICATION: 2876784

040036325		DATE: 01-16-04

CERTIFICATE OF FORMATION

OF

LAVA TRADEMARK HOLDING COMPANY LLC

1.             The name of the limited liability company is Lava Trademark Holding Company LLC

2.             The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Lava Trademark Holding Company LLC this 12th day of May, 2000.

/s/ Marie N. White
Marie N. White
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/12/2000
001245483 - 3228520